Exhibit 3.35

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “E/A MUSIC, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 1984, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

2029095 8100H		AUTHENTICATION:	2876751

040036280		DATE:	01-16-04

1

8400550158
FILED
CERTIFICATE OF INCORPORATION
FEB 24 1984 9AM
OF
/s/ [ILLEGIBLE]
E/A MUSIC, INC.	SECRETARY OF STATE

I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST:  The name of the corporation is E/A MUSIC, INC.

SECOND:  Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware.  The name of its registered agent at that address is the United States Corporation Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the corporation is authorized to issue is two hundred (200) shares, all of which are classified as Common Stock without par value.

FIFTH:  The name and address of the single incorporator are

Leif A. Tonnessen	70 Pine Street, New York, New York 10270

SIXTH:  The By-Laws of the corporation may be made, altered, amended, changed, added to if repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

SEVENTH:  The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 23rd day of February, 1984.

/s/ Leif A. Tonnessen	[ILLEGIBLE]
Leif A. Tonnessen

In the presence of:

/s/ [ILLEGIBLE]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/14/1996
960140475 - 2029095

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

E/A Music, Inc.,  a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,  DOES HEREBY CERTIFY:

The present registered agent of the corporation is the United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY”.

adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, its Assistant Secretary this 14th day of May, 1996.

By:	/s/ MARIE N. WHITE, ASSISTANT SECRETARY
MARIE N. WHITE, ASSISTANT SECRETARY